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/Each page of the  original  bears one stamp and 3  signatures,  and is dated in
Barbengo on February 26, 1997/

/emblem/ Union Bank of Switzerland

               File No. 0247 /507.944
               Re: Pharmaceutical products plant in Barbengo

Libor mortgage loan contract

by and between

the UNION BANK OF SWITZERLAND, Via Pretorio 14, 6901 Lugano (hereinafter referred to as UBS)

and

BIGMAR PHARMACEUTICALS S.A., 6917 Barbango (hereinafter referred to as the debtor).

UBS grants the debtor a Libor mortgage loan at a fixed rate for a total of SFr. 2,000,000.
(Two million Swiss francs)

on the basis of the following conditions:

1. DURATION/PAYMENT

   The Libor mortgage loan shall be valid from the date of payment until 12/31/2001.

   Payment shall be made two banking days after receipt of the Libor mortgage loan duly signed by the debtor, provided UBS is able to dispose of the guarantees on that date.

2. INTEREST RATE(S)

   The debtor shall pay a base interest rate plus 1.5% p.a.

   The base interest rate shall be the 6 months LIBOR rate for the Swiss franc (London Interbank Offered Rate of the British Bankers Association (BBA) pursuant to Telerate page 3750) rounded off to two decimal points. The interest rate for a 6-month period shall be determined and notified to the debtor two banking days before the beginning of the loan and before each semi-annual due date for the interest. If payment is not made in the beginning of a six-month period, UBS shall establish the interest rate for the period between the date of payment and the beginning of the first full 6-months period on the basis of the letter rate of the UBS monetary market (Investdata p. 589.40), and inform the debtor of the full interest rate. Interest shall be calculated according to

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   international  usage (exact number of days/360).

   The debtor confirms that UBS has informed it of the risks inherent in the interest rate connected with this Libor mortgage and of the possibilities of insuring these risks.

3. DUE DATES OF INTEREST.

   Interest shall be payable on the last banking day of June and December in London.

4. AMORTIZATION

   No  amortization  is  scheduled  for  the  duration  of  the  contract.   The
   stipulations of No. 8 are reserved.

5. DEBIT AT MATURITY

   Interest and amortizations will be debited, if there are covering funds, to account No. 0247/507.944.OIN in the name of Bigmar Pharmaceuticals SA, Barbengo.

6. GUARANTEES

   The Libor mortgage loan is guaranteed as follows:

   -  assignment as guarantee, pursuant to a separate agreements, of:
      SFr. 1,000,000 bearer mortgage bond of 11/30/87, dg. 27028, first class SFr. 700,000 bearer mortgage bond of 1/20/88, dg. 1388 2nd class
      SFr. 300,000 bearer mortgage bond of 9/5/88, dg. 23360, 3rd class encumbering lot 174 of RFD of Barbengo.

   -  establishment of a pledge in our favor, under a separate instrument, for:
      SFr. 2,000,000.00 face value/reg. UBS Libor Cap. Warrant (security 408.453), 1995-12/31/98, strike 5%

7. DELAY INTEREST

   If interest is not paid at maturity, the debtor shall have to pay the delay interest established by UBS to the bank from that date. The delay interest rate shall exceed the one month LIBOR rate valid on the due date by no more than 3%, plus the percentage pursuant to No. 2, para 1.

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8. CANCELLATION

   The debtor may cancel the Libor mortgage loan partially or entirely on an interest due date, with three months notice, against payment of an indemnity to be calculated pursuant to section 11.

   UBS shall be authorized to cancel the Libor mortgage loan at any time with three months notice,

   - if the debtor violates contractual obligations, in particular is more than 30 days in arrears in payment of interest or amortization,

   - if according to UBS, the real property encumbered by the pledge for the Libor mortgage suddenly diminishes in value or can no longer provide sufficient cover.

   - if, due to restrictions imposed by the Swiss National Bank or another Swiss authority involved in this contract, UBS has tried to renegotiate the conditions established in this contract with the debtor and these new negotiations have not, by the end of 2 months, led to a solution acceptable to both contractual parties.

   - if the financial and/or income situation of the debtor has considerably deteriorated, or if a deterioration is foreseeable and renegotiations of the conditions of this contract have not led to a mutually satisfactory agreement in two months.

   If a valid cancellation is effective before the stipulated period, the debtor shall have to pay an indemnity to UBS, calculated pursuant to No. 11, which shall be due at the time of cancellation.

9. STIPULATIONS REGARDING THE DUE DATE OF THE LIBOR MORTGAGE LOAN.

   At the end of the agreed period, the full amount of the Libor mortgage loan shall be due for reimbursement. At that time, UBS shall offer new financing to the debtor among the possible mortgage variants under conditions then in force for new financing, provided the cancellation was not due to facts listed under No. 8.

10. PAYMENT DUE AS A RESULT OF TRANSFER OF OWNERSHIP OR FORCED EXECUTION.

   If the assets encumbered by the pledge are sold privately or as part of a forced execution, the entire Libor mortgage loan, including current interest, shall be due for reimbursement

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    immediately  on the  date  of  the  transfer  of  ownership  or  the  public instrument. If the due date falls within the duration of the Libor mortgage loan, the debtor shall pay to UBS an indemnity to be calculated pursuant to No. 11, which shall be due immediately.

11. INDEMNITY

    The amount of the indemnity which the debtor shall have to pay to the UBS pursuant to Nos. 8 and 10 shall be 0.05% of the capital for each remaining monthly payment. If the due date falls within a semester period of interest, the debtor shall pay to UBS, for the remaining period of the current semester, an indemnity corresponding to the difference between the contractual interest rate (including the margin) and the rate of reinvestment (base rate: the UBS rate on the monetary Euromarket, pursuant to Investdata page 589.40); the indemnity shall be calculated in percent of the total debt for the remaining current semester.

12. JOINT AND SEVERAL LIABILITY / CUMULATIVE ASSUMPTION OF DEBT

    If there are several debtors, they are jointly and severally liable for the debt. Debtors not mentioned on the mortgage certificates assigned to UBS as guarantees shall cumulatively and jointly and severally assume the debts for these mortgage certificates.

13. INSURANCE AGAINST FIRE AND DAMAGE CAUSED BY NATURAL ELEMENTS

    The debtor shall insure the building(s), as well as any appurtenances built on the mortgaged land against fire and damage caused by natural elements, with a state insurance company or any insurance company domiciled in Switzerland for a value which is sufficient in the judgment of UBS. Upon request, the insurance policy and the receipts for premiums shall be exhibited to UBS.


14. GENERAL CONDITIONS

    The remainder of the contract shall be governed by the general conditions of UBS, a copy of which was given to the debtor. The debtor confirms that it has read the general conditions and accepted them without reservation.

15. ADDITIONAL CONDITIONS

    The following conditions are also valid:

    - record with the land registry of the appurtenances to your building on lot 174 of the RFD of Barbengo:

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    -  postponement  of  the  loan  of  SFr.  2,000,000  granted  you  by Bigmar
       Inc.,  Delaware (USA);

    - presentation, without need of a reminder, of the annual consolidated statements of Bigmar Inc., Delaware (USA) within 4 months from the close of the fiscal year.

16. VENUE

    The exclusive venue for all controversies arising out of this contract and the place of implementation and execution shall be Lugano. But UBS shall have the right to bring suit against the debtor at the competent court of its head office/domicile or at any other competent court.

The conditions of this contract alone govern this Libor mortgage loan, in derogation of any contrary stipulations in the mortgage certificates assigned to UBS as guarantee.

Barbengo, February 26, 1997                Lugano, 11/26/96
The debtor                                 Union Bank of Switzerland

Bigmar Pharmaceuticals SA               G. Amoretti            pp. R. Burkhard
                                        /signature/            /signature/

John Tramontana              Federico Stroppolo
/signature/                  /signature/

                   /stamp and signature/: Approved and signed
                                    M. Paris

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